EXHIBIT 10.62(b)

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of October 28, 2008 (this “Amendment”), to the Amended and Restated Senior Secured Credit Agreement, dated as of September 3, 2008 (as amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”), among Midwest Airlines, Inc. (the “Borrower”), Midwest Air Group, Inc. (“Parent”), each of the subsidiaries of the Borrower from time to time party thereto, each lender from time to time party thereto (the “Lenders”), Wells Fargo Bank Northwest, National Association (“Wells Fargo”), as administrative agent (in such capacity, the “Administrative Agent”) and Wells Fargo, as Collateral Agent.

W I T N E S S E T H:

    WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as provided herein.

    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

    SECTION 1. Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    SECTION 2. Limited Waiver.  Concurrently with the funding of $20,000,000 of additional Term Loans on October 28, 2008 pursuant to Sections 2.01(c) and (d) of the Credit Agreement, and subject to Section 12.22 of the Credit Agreement (as amended hereby), the Lenders hereby waive the conditions set forth in Section 4.02 of the Credit Agreement; provided, that the parties acknowledge and agree that the limited waiver set forth in this Section 2 shall not be construed as an acknowledgement by any Lender that any or all of the conditions set forth in Section 4.02 of the Credit Agreement have or have not been satisfied as of the date hereof, and such conditions shall not be deemed to be satisfied except as in accordance with Section 12.22 of the Credit Agreement (as amended hereby).

    SECTION 3. Amendment of the Credit Agreement.  The Credit Agreement is hereby amended, effective as of the Amendment No. 1 Effective Date (as defined below), as follows:

    3.1. Amendment to Exhibits.  The exhibits to the Credit Agreement are hereby amended by adding a new Exhibit J in the form attached hereto as Exhibit J.

    3.2. Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

“Instruction Letter” means the Instruction Letter attached hereto as Exhibit J.

    3.3. Amendment to Article II.  Article II is hereby amended by adding the following new Section 2.02(b)(vi):

    “(vi)           In the event the conditions set forth in Section 4.02 have not been satisfied (or waived) to the satisfaction of each Significant Lender (or waived by each Significant Lender) on or before April 30, 2009, the Borrower shall prepay an aggregate principal amount of the Term Loans equal to the amount of funds required to be in the Account (as defined in the Instruction Letter) subject to the terms of the Instruction Letter, as amended, modified or replaced from time to time, as of such date.”
3.4. Amendment to Article VII.  Article VII is hereby amended by adding the following new Section 7.23:

    “7.23                      E-170 Expenditures.  Make any expenditures (other than de minimis expenditures) in respect of the E170 certification program until the later of April 30, 2009 or completion of the labor agreement contemplated by the Business Plan.”

    3.5.   Amendment to Article XII.  Article XII is hereby amended by adding the following new Section 12.22:

    “12.22                      Revocation of Instruction Letter.  Each Lender hereby agrees to instruct the Collateral Agent (and the Collateral Agent agrees to follow such instructions) (x) upon the receipt by the Administrative Agent of a certificate from a Responsible Officer of the Borrower certifying, to the satisfaction of each Significant Lender, that (i) the agreements between the Borrower and each of Boeing Capital Corporation and Skywest Airlines, Inc. include provisions to effectuate the cash flow and permanent cost reductions described in the business plan provided by the Borrower to the TPG Entities and Republic, (ii) each such agreement has been duly executed and delivered by each Loan Party that is a party thereto and (iii) each such agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, to modify the Instruction Letter in order to reduce the amount of funds in the Account (as defined in the Instruction Letter) that are subject to the Instruction Letter from $20,000,000 to $10,000,000 and (y) upon the satisfaction (or waiver) of the conditions set forth to the Milestone Achievement Date in Section 4.02 to the satisfaction of each Significant Lender, to promptly revoke the Instruction Letter.  The Collateral Agent agrees that it will not revoke or modify the Instruction Letter unless instructed to do so by the Required Lenders.”

    SECTION 4. Effectiveness.  This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) on which the Administrative Agent shall have received (a) duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of (i) the Borrower, (ii) each Guarantor and (iii) the Required Lenders and (b) duly executed and completed counterparts of the Instruction Letter that, when taken together, bear the signatures of (i) the Collateral Agent, (ii) Associated Bank, National Association, (iii) Borrower and (iv) Skyway.

    SECTION 5. Validity of Obligations and Liens.

    (a) Validity of Obligations.  The Borrower and each Guarantor acknowledge and agree that, notwithstanding the effectiveness of this Amendment, each of the Borrower and each Guarantor is indebted to the Lenders and the Agents for the Secured Credit Obligations, without defense, counterclaim or offset of any kind, and each of the Borrower and each Guarantor hereby ratifies and reaffirms the validity, enforceability and binding nature of such Secured Credit Obligations.

    (b) Validity of Guarantees.  Each Guarantor hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

    (c) Validity of Liens and Loan Documents.  Each of the Borrower and each Guarantor ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to secure any of the Secured Credit Obligations by each of the Borrower and each Guarantor to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Secured Credit Documents to which any such Borrower or Guarantor is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment each Secured Credit Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

    SECTION 6. Effect of Amendment.

    6.1.   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the other Secured Parties or the Administrative Agent under the Credit Agreement or any other Secured Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Secured Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Secured Credit Document in similar or different circumstances.

    6.2.   This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Secured Credit Documents.

    SECTION 7. General.

    7.1.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    7.2.   Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent and the Lenders for their reasonable out-of-pocket costs and expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Lenders and the Administrative Agent.

    7.3.   Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

    7.4.   Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

MIDWEST AIRLINES, INC.

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: Senior Vice President and Chief Financial Officer

MIDWEST AIR GROUP, INC.

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: Senior Vice President and Chief Financial Officer

SKYWAY AIRLINES, INC.

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: Vice President

BESTCARE HOLDINGS, INC.

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: Treasurer

MIDWEST EXPRESS SERVICES – KANSAS CITY, INC.

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: President

MIDWEST EXPRESS SERVICES – OMAHA, INC.

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: President

YX PROPERTIES, LLC
By: Midwest Express Services – Omaha, Inc., its sole member

By:	/s/ Curtis E. Sawyer
Name: Curtis E. Sawyer
Title: President

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,, as Administrative Agent and as Collateral Agent

By:	/s/ Val T. Orton
Name: Val T. Orton
Title: Vice President

TPG MIDWEST US V, LLC, as Lender
By: TPG Advisors V, Inc.
Its: Managing Member

By:	/s/ Clive Bode

TPG MIDWEST INTERNATIONAL V, LLC, as Lender
By: TPG GenPar V, L.P.
Its: Managing Member
By: TPG Advisors V, Inc.
Its: General Partner

By:	/s/ Clive Bode
Name
Title

REPUBLIC AIRWAYS HOLDINGS INC., as a Lender

By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: EVP & DVO

EXHIBIT J
INSTRUCTION LETTER